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                                                                     EXHIBIT 5.1

                                 June 24, 1999

International Microcomputer Software, Inc.
75 Rowland Way
Novato, CA 94945

Gentlemen/Ladies:

     At your request, I have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by International Microcomputer Software, Inc. ("you" or the "Company") with the Securities and Exchange Commission (the "Commission") on or about June 24, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,497,190 shares of your common stock (the "Stock"), including 842,794 shares that are presently issued and outstanding and 654,396 shares that my be issued in the future pursuant to one or more of the agreements described in the Registration Statement (the "Selling Stockholders").

     In rendering this opinion, I have made such investigations of law and have examined such matters of fact as I have deemed necessary of appropriate for purposes of rendering the opinions provided herein, including without limitation the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2) the Prospectus prepared in connection with the Registration Statement;

     (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books;

     (4) the Company's stock records (including records regarding the number of your issued and outstanding shares of capital stock as of the date of this letter, and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock as of the date of this letter); and

     (5) the various agreements referenced in the Registration Statement under the caption "Selling Stockholders."

     In my examination of documents for purposes of this opinion, I have assumed, and express no opinion as to the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to me as originals, the conformity to originals and completeness of all documents submitted to me as copies, the

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legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by me and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, I have relied upon my examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records. I have made no independent investigation or other attempt to verify the accuracy of any such information or to determine the existence or non-existance of any other factual matters; however, I am not aware of any facts that would cause me to believe that the opinion expressed herein is not accurate.

     I am admitted to practice law in the State of California, and I express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California.

     Based on the foregoing, it is my opinion that the outstanding shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are legally issued, fully paid and nonassessable, and that the additional shares of Stock, when issued and paid for in accordance with the terms of the applicable agreements referenced in the Registration Statement, will be legally issued, fully paid and nonassessable.

     I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to me, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion speaks only as of its date and I assume no obligation to update this opinion should circumstances change after the date thereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                                              Very truly yours,




                                              By:  /s/ Joelle Ryssemus-Reilly
                                                  ---------------------------
                                                   Joelle Ryssemus-Reilly
                                                   In-House Counsel